Contact:
Richard Sawchak
Paradigm Solutions Corporation
Tel: (240) 283-3404

For Immediate Release

Paradigm Holdings Provides Business Update and
Reports Financial Results for the Third Quarter of 2010

Rockville, Maryland – November 11, 2010 – Paradigm Holdings, Inc. (OTCBB: PDHO) (“Paradigm” or the “Company”), a provider of comprehensive information technology and cyber security solutions for federal government enterprises, today provided an update for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights:

➢	Revenues of $8.1 million
➢	Gross profit of $2.0 million with gross margin expansion of 91 basis points to 24.3%
➢	EBITDA of $0.8 million
➢	Net income of $0.01 per diluted share driven in part by non-cash item

Peter B. LaMontagne, Paradigm President and CEO, stated, “We are pleased with our financial results for the third quarter of 2010 and the positive progress we have made through the implementation of our strategic initiatives.  Nearly all of our financial indicators were positive this quarter as we achieved revenue growth compared to last year, expanded our gross margins in order to drive EBITDA margins of 9% of revenues and maintained net debt at slightly less than $3.0 million.  In addition, continued expansion on existing contracts and new task order wins allowed us to once again achieve a book-to-bill above 1.0x.  Finally, we continued to submit additional proposals that we hope will enable us to continue our growth prospects over the longer-term.”

Richard Sawchak, Chief Financial Officer, stated, “We have continued to be laser focused on improving our financial performance to prove the business thesis we proposed.  We believe achieving revenue growth coupled with margin expansion is a significant step toward full execution of our strategy.”

The Company’s EBITDA was $0.8 million during the quarter ended September 30, 2010, as compared to approximately $0.4 million for the same period of 2009. The Company defines EBITDA as earnings before interest, taxes, changes in the fair value of put warrants, depreciation and amortization, stock compensation and restructuring expenses which include the basket allowed under our senior credit facility and other actual restructuring costs. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA as a means to measure performance. The Company’s measurements of EBITDA may not be comparable to similarly titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net income (loss) for the three and nine months ended September 30, 2010 and 2009.

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
Net Income (Loss)	$1,613,275	$957,679	$(922,575)	$(1,140,669)

Adjustments:
Interest Expense, net	761,672	536,943	1,940,670	1,385,690
Income Tax Expense (Benefit)	(112,862)	135,069	88,774	(88,624)
Change in FV of Put Warrants	(1,959,369)	(1,463,910)	(600,815)	(463,085)
Depreciation & Amortization	107,278	109,719	319,552	351,923
Stock Compensation	73,637	91,570	238,124	487,175
Restructuring Expense	276,504	--	493,816	325,000

EBITDA	$760,135	$367,070	$1,557,546	$857,410

Revenue for the third quarter of 2010 was $8.1 million, compared to $8.0 million for the third quarter of 2009. The increase in revenue for the three months ended September 30, 2010 is attributable to an increase in our federal service contract revenue of $0.6 million, which was partially offset by a decrease in our federal repair and maintenance contract revenue of $0.5 million. The increase in service contract revenue is attributable to the expansion of existing service contracts and recent contract wins in the cyber security area and the decrease in repair and maintenance revenue is attributable to a reduction in revenue on one federal contract due to a reduction in scope. Net income for the third quarter of 2010 was $1.6 million or $0.01 per diluted share versus $1.0 million or ($0.01) per diluted share in the third quarter of 2009. The increase in net income for the three months ended September 30, 2010 is mainly attributable to higher gross margin and change in fair value of put warrants which were partially offset by higher interest expenses.

The Company had a $0.3 million working capital deficit and $3.3 million outstanding on its line of credit with Silicon Valley Bank and $0.3 million in cash as of September 30, 2010.

For additional details, please refer to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2010 as filed with the SEC.

About Paradigm Holdings, Inc.

Paradigm Holdings, Inc., (www.paradigmsolutions.com) is a provider of information technology (IT) and business solutions for U.S. Federal Government enterprises. Paradigm specializes in comprehensive information assurance solutions involving cyber security and forensics as well as continuity of operations and disaster recovery planning.  The Company also provides systems engineering and IT infrastructure support solutions.  Headquartered in Rockville, Maryland, the Company currently employs approximately 200 people.

Safe Harbor Statement

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Paradigm assumes no obligation to update the information contained in this press release. Future results for Paradigm may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm specific risks and uncertainties please refer to recent SEC filings for Paradigm, which are available at www.sec.gov.

(tables follow)

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$274,562	$895,711
Accounts receivable — contracts, net	5,036,975	5,519,150
Restricted Cash	4,000,000	--
Prepaid expenses	769,514	873,934
Deferred income tax assets	90,208	24,114
Other current assets	923,533	473,670
Total current assets	11,094,792	7,786,579
Property and equipment, net	82,897	127,093
Goodwill	3,991,605	3,991,605
Intangible assets, net	636,863	897,318
Deferred financing costs, net	545,363	848,294
Deferred income tax assets, net of current portion	693,307	512,820
Other non-current assets	357,404	582,394
Total Assets	$17,402,231	$14,746,103
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Note payable — line of credit	$3,265,377	$3,643,653
Note payable — promissory note, net of issuance discount	3,803,140	--
Accounts payable and accrued expenses	1,676,177	2,333,085
Accrued salaries and related liabilities	1,737,173	1,527,561
Corporate Income tax payable	159,702	98,686
Mandatorily redeemable preferred stock, current portion	600,000	500,000
Other current liabilities	114,188	178,333
Total current liabilities	11,355,757	8,281,318
Long-term liabilities
Other non-current liabilities	84,662	126,348
Mandatorily redeemable preferred stock - $.01 par value, 10,000,000 shares authorized, 6,115 shares and 6,206 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	5,210,669	4,587,135
Put warrants	846,260	1,447,075
Total liabilities	17,497,348	14,441,876
Commitments and contingencies
Common stock - $.01 par value, 50,000,000 shares authorized, 44,671,598 shares and 41,243,027 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	446,718	412,431
Additional paid-in capital	3,923,835	3,434,891
Accumulated deficit	(4,465,670)	(3,543,095)
Total stockholders’ (deficit) equity	(95,117)	304,227
Total liabilities and stockholders’ (deficit) equity	$17,402,231	$14,746,103

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Contract Revenue
Service contracts	$6,115,741	$5,491,337	$17,440,660	$16,205,340
Repair and maintenance contracts	1,966,102	2,545,591	5,681,530	8,210,684
Total contract revenue	8,081,843	8,036,928	23,122,190	24,416,024
Cost of revenue
Service contracts	4,640,640	4,174,070	13,411,616	12,478,119
Repair and maintenance contracts	1,479,358	1,985,227	4,335,507	6,678,289
Total cost of revenue	6,119,998	6,159,297	17,747,123	19,156,408
Gross margin	1,961,845	1,877,631	5,375,067	5,259,616
Selling, general and administrative	1,659,129	1,711,850	4,869,014	5,566,304
Income (loss) from operations	302,716	165,781	506,053	(306,688)
Other income (expense)
Interest income	6,405	2	7,374	8
Change in fair value of put warrants	1,959,369	1,463,910	600,815	463,085
Interest expense – mandatorily redeemable preferred stock	(483,115)	(418,248)	(1,382,632)	(950,223)
Interest expense	(284,962)	(118,697)	(565,411)	(435,475)
Total other income (expense)	1,197,697	926,967	(1,339,854)	(922,605)
Income (loss) from operations before income taxes	1,500,413	1,092,748	(833,801)	(1,229,293)
(Benefit) provision for income taxes	(112,862)	135,069	88,774	(88,624)
Net income (loss)	1,613,275	957,679	(922,575)	(1,140,669)
Dividends on preferred stock	--	--		78,870
Net income (loss) attributable to common shareholders	$1,613,275	$957,679	$(922,575)	$(1,219,539)

Weighted average number of common shares:
Basic	44,671,598	41,243,027	42,766,836	36,299,722
Diluted	49,187,042	79,262,830	42,766,836	36,299,722

Net income (loss) per common share:
Basic	$0.04	$0.02	$(0.02)	$(0.03)
Diluted	$0.01	$(0.01)	$(0.02)	$(0.03)